UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

GLYECO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30396	45-4030261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On May 23,  2012, GlyEco, Inc., a Nevada corporation (the “Company” or “GlyEco”), entered into a preliminary agreement (the “Preliminary Agreement”) with Enviro-Cool, LLC, a Georgia limited liability company engaged in the business of processing glycol and located in Norcross, Georgia (“Enviro-Cool”).

Pursuant to the Preliminary Agreement, the Company has agreed to purchase all of the assets and business of Enviro-Cool based on the following transaction terms:

1.
 An aggregate purchase price of $2,292,000, consisting of 1,500,000 shares of unregistered GlyEco common stock, valued at $1 per share, and $500,000 in cash, based on the following estimated values to be confirmed through an audit by a PCAOB-registered accounting firm:

▪	Enviro-Cool’s equipment, vehicles, field assets, and other assets valued at $1,792,000;
▪	Enviro-Cool’s Net Working Capital estimated to be $50,000; and
▪	Enviro-Cool’s adjusted EBIT valued at $450,000.

2.	The liabilities of Enviro-Cool to be paid off or assumed by GlyEco at the closing:

▪	Line of credit of $53,000;
▪	Final payment of vacuum distillation unit of $75,000;
▪	Business start-up loan of $118,000 (parties agree this will be paid off at closing); and
▪	Truck payments of $54,000.

3.
Mike Adams and Carl Gardei, the current owners of Enviro-Cool, will assume the role of General Managers of the Company’s acquisition subsidiary, serving at the discretion of the Board of Directors of GlyEco, at a to be agreed upon compensation structure.

4.
 GlyEco will assume the current real property lease held by Enviro-Cool for its approximately 7,000 square foot facility located in Norcross, Georgia and used for processing glycol, contingent upon the consent of the current landlord.

The Preliminary Agreement is intended to create binding intentions between the parties.  The Preliminary Agreement contemplates the completion of a more comprehensive Asset Purchase Agreement by July 31, 2012 and a closing on or before August 31, 2012, subject to satisfaction of certain conditions precedent/antecedent as described in the Preliminary Agreement or the comprehensive Asset Purchase Agreement, including, but not limited to, (i) the Company’s verification of Enviro-Cool's financial statements through an audit by an accounting firm registered with the Public Company Account Oversight Board (PCAOB), (ii) the Company’s successful completion of an equity financing of $10,000,000, and (iii) the consummation of the Company’s acquisition of Full Circle Manufacturing, Inc. (as previously disclosed by the Company on a Current Report on Form 8-K filed by the Company with the Commission on March 22, 2012) and one other recycling company. Such Asset Purchase Agreement, if completed, will supersede the terms of the Preliminary Agreement.  There can be no assurance that the conditions will be met, or even if met or amended or waived by the parties, that a comprehensive and definitive Asset Purchase Agreement will be completed, and if not, that the Preliminary Agreement would be sufficient on its own to consummate the transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: May 23, 2012	By:	/s/ John Lorenz
John Lorenz President, Chief Executive Officer and Chairman (Principal Executive Officer)

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